EXHIBIT 10-31


                              EMPLOYMENT AGREEMENT


         THE EMPLOYMENT AGREEMENT made and entered into as of March 20, 1997, among Bally Total Fitness Holding Corporation, a Delaware corporation ("Employer") and Cary Gaan ("Employee").

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein contained, the parties agree as follows:

         1.       Employment.

                  (a) Employer hereby employs Employee as a senior executive whose duties shall include those of Senior Vice President, Secretary and General Counsel. Employer may employ Employee in such other capacities of equal status and responsibility as the Chief Executive Officer of Employer, or his designated representative, shall reasonably determine, and Employee hereby accepts such employment upon the terms and conditions herein set forth.

                  (b) During the term of his employment, Employee will devote his best efforts to his employment and perform such duties consistent with his status as a senior executive in such capacities as the Chief Executive Officer of Employer shall reasonably assign to him. Employee will devote his entire working time and attention to the business and related interests of, and will be loyal to, Employer, and Employee agrees to render service on behalf of Employer and its subsidiaries or affiliates.

                  (c) Employee shall not, without prior written consent of Employer, directly or indirectly, during the term of this Employment
         Agreement:

                         (i) Other than in the performance of duties naturally
                  inherent to Employer's business and in furtherance thereof, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, but this shall not be construed as preventing the Employee from investing his assets in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and which are not in violation of subparagraph (ii) below or from engaging in charitable activities so long as such activities do not interfere with the performance of Employee's duties hereunder;

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                        (ii) Engage in any activity competitive with or adverse
                  to Employer's business or welfare, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation, or otherwise, directly or indirectly, except that the ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be deemed violative of this subparagraph (ii);

                       (iii) Be engaged by any entity which conducts business
                  with or acts as consultant or advisor to Employer, whether alone, as a partner, or as an officer, director, employee or shareholder, or otherwise, directly or indirectly, except that ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be deemed violative of this subparagraph (iii).

         2. Term. The term of this Employment Agreement shall begin on the effective date stated above ("commencement date") and shall continue for three
(3) years from such date and shall continue thereafter from year to year (each such year a "Renewal Term") unless (i) terminated by either party in his or its sole discretion upon written notice ("Non-Renewal Notice") given, on or prior to September 22 of the year prior to the expiration of the term or any Renewal Term or (ii) pursuant to paragraphs 7 or 8.

         3.       Compensation.

                  (a) In consideration of the services to be rendered by the Employee hereunder, Employer agrees to pay to the Employee, and the Employee agrees to accept, as compensation, the sum of Two Hundred Twenty-Five Thousand Dollars ($225,000) (the "Base Salary") for each twelve month period following the effective date of this Employment Agreement, which shall be paid on the regularly recurring pay periods established by Employer. The Base Salary shall be subject to periodic review for consideration of increase by Employer.

                  (b) It is further understood by the parties that, pursuant to the policies of Employer, discretionary bonus payments may be made in addition to the Base Salary above provided.

         4. Vacation and Other Benefits. Employee shall be entitled to a reasonable vacation each year of his employment with Employer as well as other employment benefits, including hospitalization, life insurance, death and retirement plans, an automobile allowance or the use of an automobile, and the like, afforded to senior executives of Employer of comparable status and tenure and consistent with that afforded under Employer's policies.

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         5.       Expenses. Employer shall pay all reasonable expenses incurred by Employee in the performance of his responsibilities and duties for Employer. Employee shall submit to Employer periodic statements of all expenses so incurred. Subject to such audits Employer may deem necessary, Employer shall reimburse Employee the full amount of any such expenses advanced by Employee promptly in the ordinary course.

         6.       Covenants and Confidential Information.

                  (a) Employee agrees that for the applicable period specified below, he will not, directly or indirectly, do any of the following:

                         (i) Induce any person who is an employee, officer,
                  or agent of Employer to terminate said relationship.

                        (ii) Employ, assist in employing or otherwise associate
                  in business with any present, former or future employee or officer of Employer.

                       (iii) Disclose, divulge, discuss, copy or otherwise use
                  or suffer to be used in any manner, in competition with, or contrary to the interests of Employer, the customer lists, inventions, ideas, discoveries, manufacturing methods, product research or engineering data or other trade secrets of Employer, it being acknowledged by Employee that all such information regarding the business of Employer compiled or obtained by, or furnished to, Employee while he shall have been employed by or associated with Employer is confidential information and the exclusive property of Employer.

                  (b) The provisions of subparagraphs 6(a)(i) + 6(a)(ii) shall only be operative during the term and any Renewal Term hereof. In the event of a "Change in Control", the provisions of subparagraphs 6(a)(i) + 6(a)(ii) shall be operative only so long as Employee remains in the employ of Employer. All other obligations created by the terms of this paragraph 6 are of a continuing nature and shall remain in full effect at all times during and beyond Employee's period of employment.

                  (c) Employee expressly agrees and understands that the remedy at law for any breach by him of this paragraph 6 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that Employer shall be entitled to immediate injunctive relief and if the court so permits, may obtain a temporary order restraining any threatened or further breach. Nothing contained in this paragraph 6 shall be deemed to limit Employer's remedies at law or in equity for any breach by Employee of the provisions

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         of this paragraph 6 which may be pursued or availed of by Employer. Any covenant on Employee's part contained hereinabove, which may not be specifically enforceable, shall nevertheless, if breached, give rise to a cause of action for monetary damages.

                  (d) Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Employer under this paragraph 6, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to Employer, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interests of Employer and do not confer a benefit upon Employer disproportionate to the detriment to Employee.

                  (e) For the purposes of this paragraph 6, the term "Employer" shall be deemed to include Employer and its subsidiaries and affiliates and the successors and assigns of it and its subsidiaries and affiliates, involved in the operation or management of a fitness center.

                  (f) The covenants contained in this paragraph 6 shall be construed to extend to separate counties and adjacent counties, if applicable, of the states of the United States in which Employer and its subsidiaries, affiliates and its and their successors and assigns has a fitness center, and to the extent that any such covenant shall be illegal and/or unenforceable with respect to any one of said counties, said covenants shall not be affected thereby with respect to each other county, such covenants with respect to each county being construed as severable and independent.

         7.       Illness, Incapacity or Death During Employment.

                  (a) If the Employee is unable to perform his services by reason of illness or incapacity resulting in a failure to discharge his duties under this Employment Agreement for six (6) or more consecutive months, then upon three (3) days notice, Employer may terminate the employment of Employee under this Employment Agreement and Employee, upon such termination, shall be paid his Base Salary on a pro-rata basis to the date of termination through the three (3) day notice period.

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                  In the event of such termination, the Employee shall have the right to the assignment of any and all insurance policies or health protection plans if said policies and plans permit assignment out of the group to the individual Employee.

                  (b) In the event that Employer elects to terminate this Employment Agreement by reason of illness or incapacity, then Employee shall be entitled to the greater of long-term disability (LTD) benefits provided to senior officers by Employer but in any event at no less than sixty percent (60%) of Base Salary as of the date of termination, without reference to set-off or caps existing in any LTD plan. The benefit that the employee shall receive from this LTD plan shall be off-set by any benefits obtained through Social Security, Medicare, and/or Medicaid.

                  (c) In the event of Employee's death, all obligations of Employer under this Employment Agreement shall terminate other than the payment of that portion of his Base Salary on a pro-rata basis accrued to the date of death, plus reimbursement of all expenses reasonably incurred by Employee in performing his responsibilities and duties for Employer prior to and including such date.

         8.       Termination.

                  (a) The employment of Employee under this Employment Agreement, and the term hereof, may be terminated by Employer for cause at any time. For purposes hereof, the term "cause" means:

                         (i) Employee's fraud, dishonesty, willful misconduct or
                  gross negligence in the performance of his duties hereunder, including willful failure to perform such duties as may properly be assigned him hereunder; or

                        (ii) Employee's material breach of any provision of
                  this Employment Agreement.

                  (b) Any termination shall not be in limitation of any other right or remedy Employer or Employee may have under this Employment Agreement or otherwise.

         9.       Optional Termination Upon Change of Control.

                  (a) In the event that there is a change in control of Employer and the successor in control, without cause, terminates this Employment Agreement, Employee shall be paid a lump sum equal to twenty-four (24) months Base Salary or an amount equal to his Base Salary for the balance of the three year term, whichever is greater, and the greater of the average of the bonuses, if any, paid to Employee by Employer

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         for the three (3) prior years and the bonus, if any, for the prior year. If the successor in control changes Employee's title or substantially changes his duties or functions from those which he previously performed hereunder or requires Employee to perform the majority of his duties at a location outside of the metropolitan area of Chicago, Illinois, the successor in control shall be deemed to have constructively terminated Employee's services without cause and Employee shall be entitled to payment set forth in the first sentence of this paragraph.

                  A "Change in Control" shall, except as provided below, mean a change in control of Employer of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (as in effect on the effective date of this Employment Agreement, the "Exchange Act"), whether or not Employer is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                         (i) any "person" (as defined in subsections 13(d) and
                  14(d) of the Exchange Act), other than a person with which Arthur Goldberg is affiliated or of which he is a part, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of Employer representing twenty percent (20%) or more of the combined voting power of Employer's then outstanding securities;

                        (ii) during any period of two (2) consecutive years or
                  less (not including any period prior to the effective date of this Employment Agreement) there shall cease to be a majority of the Board of Directors of Employer comprised of Continuing Directors (as defined below); or

                       (iii) the stockholders of Employer approve (1) a merger
                  or consolidation of Employer with any other corporation, other than a merger or consolidation that would result in the voting securities of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of Employer or such surviving entity outstanding immediately after such merger or consolidation, or
                  (2) a plan of complete liquidation of Employer or an agreement for the sale or disposition by Employer of all or substantially all of its assets.

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                  Notwithstanding anything else contained herein to the
         contrary, the acquisition of Employer securities from Employer which issuance was approved by the Continuing Directors (as defined below) shall not, either on its own or in connection with any other acquisition of Employer securities prior thereto, be deemed to be a Change in Control for purposes of this Agreement.

                  The term "Continuing Directors" shall mean individuals who constitute the Board of Directors of Employer as of the effective date of this Employment Agreement and any new director(s) whose election by such Board or nomination for election by Employer's stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors as of the effective date of this Employment Agreement or whose election or nomination for election was previously so approved.

                  (b) If it shall be determined that any payment or distribution to or for the benefit of Employee pursuant to this Section 9 ("Severance Payments") would be subject to the excise tax imposed by
         Section 4999 of the Internal Revenue Code (the "Excise Tax"), then Employee shall be entitled to receive from Employers an additional payment (the "Excise Tax Gross-Up Payment") in an amount such that the net amount retained by Employee, after the calculation and deduction of any Excise Tax on the Severance Payments and any federal, state and local income taxes and Excise Tax on the Gross-Up Payment provided for in this Section 9, shall be equal to the Severance Payments. In determining this amount, the amount of the Excise Tax Gross-Up Payment attributable to federal income taxes shall be reduced by the maximum reduction in federal income taxes that could be obtained by the deduction of the portion of the Excise Tax Gross-Up Payment attributable to state and local income taxes. Finally, the Excise Tax Gross- Up Payment shall be reduced by income or excise tax withholding payments made by Employer to any federal, state or local taxing authority with respect to the Excise Tax Gross-Up Payment that was not deducted from compensation payable to Employee.

         10. Severable Provisions. The provisions of this Employment Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

         11. Binding Agreement. The rights and obligations of Employer under this Employment Agreement shall inure to the benefit

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of and shall be binding upon the respective successors and assigns of Employer.

         12. Attorneys' Fees. In the event Employee is required to commence legal action to enforce the provisions of this Employment Agreement and Employee prevails in such action, Employer shall pay Employee's costs and expenses, including reasonable attorneys' fees, incurred in such action.

         13. Notices. Any notice to be given to Employer under the terms of this Employment Agreement shall be addressed to Employer at the address of its principal places of business, and any notice to be given to Employee shall be addressed to him at his home address last shown on the records of the Employer, or at such other address as the parties may hereafter designate in writing to the other. Any such notice shall have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, postage prepaid, registered or certified, return receipt requested, and deposited in a post office or branch post office regularly maintained by the United States Government.

         14. Waiver. Either party's failure to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver by a party of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to him or it under the circumstances.

         15. Governing Law. This Employment Agreement shall be governed by and construed and interpreted according to the internal laws of the State of Illinois without reference to principles of conflict of laws.

         16. Miscellaneous. Captions and headings used herein are for convenience only and are not a part of this Employment Agreement and shall not be used in construing it. This Employment Agreement constitutes the entire agreement between Employer and Employee with respect to the subject matter hereof and may not be modified or terminated orally. No modification, termination or attempted waiver of this Employment Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

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         17.      Arbitration. Any controversy or claim arising out of or
relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in Chicago, Illinois and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this paragraph 17 shall be construed so as to deny the Employer's right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach of Employee of any of his covenants contained in subparagraph 6(a) hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly elected as of the day and year first above written.

                                            BALLY TOTAL FITNESS HOLDING
                                            CORPORATION


ATTEST:
         --------------------------         ------------------------------------
                                                                      "Employer"



                                            ------------------------------------
                                            Cary Gaan                 "Employee"


Approved by the Compensation Committee of Bally Total Fitness Holding Corporation on _______________, 1996.



                                            ------------------------------------
                                                         Chairman, Compensation
                                                         Committee - Bally Total
                                                         Fitness Holding
                                                         Corporation

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